UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2024 (August 26, 2024)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed by Insperity, Inc. (“Insperity”) on August 27, 2024 (the “Original Report”) related to the retirement, and appointment, of certain officers of Insperity effective November 15, 2024. This Amendment revises the disclosure regarding transactions in which an individual being appointed as an officer has an interest requiring disclosure under Item 404(a) of Regulation S-K by adding disclosure of a transaction that was inadvertently omitted from the Original Report. The disclosure in the Original Report is hereby supplemented and amended to add the disclosure contained in this Amendment. No other changes have been made to the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Original Report stated that there are no transactions in which Sean P. Duffy had an interest requiring disclosure under Item 404(a) of Regulation S-K. This Amendment revises such statement as follows: Insperity provides PEO services to an entity in which members of Mr. Duffy’s family collectively hold an approximate one-third minority ownership interest. The PEO service fees paid by such entity are within the pricing range of other similar unrelated clients of Insperity. During 2023, such client company paid Insperity $189,000 in service fees, net of the associated payroll costs of $1,825,000. There are no other transactions in which Mr. Duffy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Christian P. Callens
Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary

Date: August 30, 2024